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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        LONG BEACH FINANCIAL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

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
  Delaware                                                           33-0739843
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(State of Incorporation or Organization)                    (I.R.S. Employer Identification)

 1100 Town & Country Road, Suite 900, Orange, California                92868
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(Address of Principal Executive Offices)                              (Zip Code)
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
If this form relates to the registration of a class      If this form relates to the registration of a class
of debt securities and is effective upon filing          of debt securities and is to become effective
pursuant to General Instruction A(c)(1) please check     simultaneously with the effectiveness of a concurrent
the following box.        [ ]                            registration statement under the Securities Act of
                                                         1933 pursuant to General Instruction A(c)(2) please
                                                         check the following box. [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                             Name of Each Exchange on Which
 to be so Registered                             Each Class is to be Registered
 -------------------                             ------------------------------

      Not Applicable                                       Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
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                                (Title of Class)
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                        LONG BEACH FINANCIAL CORPORATION
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-22013) and is by this reference incorporated by reference herein and made a part hereof. The information required by Item 202 of Regulation S-K also will be set forth in full under the caption "Description of Capital Stock" in the Registrant's Prospectus to be filed subsequent to the date hereof pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such Prospectus is by this reference deemed to be incorporated by reference herein and made a part hereof.

ITEM 2.  EXHIBITS.

         4(i) Amended and Restated Certificate of Incorporation of the Registrant.*

         4(ii)    Bylaws of the Registrant.*

         5(i)     Specimen Certificate of the Common Stock of the
                  Registrant.*

        All other exhibits for which provision is made in Form 8-A of the Securities and Exchange Commission are not required under the applicable instructions or are inapplicable and therefore have been omitted.

_______________

* To be filed with the copy of this Registration Statement filed with the Nasdaq National Market.
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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                 LONG BEACH FINANCIAL CORPORATION
                                            (Registrant)


April 17, 1997                   By:   /s/ James H. Leonetti
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                                        James H. Leonetti
                                        Senior Vice President, Chief
                                        Financial Officer